As filed with the Securities and Exchange Commission on May 19, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
under the Securities Act of 1933
WESTINGHOUSE AIR BRAKE TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	25-1615902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
30 Isabella Street
Pittsburgh, Pennsylvania 15212
+1 (412) 825-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
WABTEC TRANSPORTATION NETHERLANDS B.V.
(Exact name of registrant as specified in its charter)
the Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Darwinstraat 10, 6718 XR
Ede, the Netherlands
+31 (0) 88 600 4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David L. DeNinno, Esq.
Executive Vice President, General Counsel and Secretary
Westinghouse Air Brake Technologies Corporation
30 Isabella Street
Pittsburgh, Pennsylvania 15212
+1 (412) 825-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
Peter Devlin
Jones Day
250 Vesey Street
New York, New York 10281
(212) 326-3978
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Wabtec Transportation Netherlands B.V.
Debt Securities
Westinghouse Air Brake Technologies Corporation
Guarantees of Debt Securities(2)
(1)
An indeterminate aggregate initial offering price and amount of the securities of each identified class is being registered as may be offered and sold from time to time at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee required in connection with this registration statement.

(2)	No separate consideration will be received for such guarantees. Pursuant to Rule 457(n), no registration fee is required with respect to such guarantees.

Prospectus

Wabtec Transportation Netherlands B.V.

Debt Securities
Westinghouse Air Brake Technologies Corporation

Guarantees of Debt Securities
Wabtec Transportation Netherlands B.V., or Wabtec Netherlands, may offer to sell from time to time, in one or more classes or series, senior or subordinated debt securities. Westinghouse Air Brake Technologies Corporation will fully and unconditionally guarantee any series of debt securities issued by Wabtec Netherlands.
Westinghouse Air Brake Technologies Corporation’s common stock is listed on the New York Stock Exchange and trades under the symbol “WAB.”
If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that contains a description of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement relating to that offering.
You should consider carefully the “Risk Factors” described on page 3 and in any applicable prospectus supplement before investing in any of our securities offered by this prospectus or any prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 19, 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process. Under this shelf registration process, we may sell from time to time any securities described in this prospectus, individually or in any combination, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain or incorporate by reference specific information about the terms of that offering. Each prospectus supplement also may add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement, together with the additional information described below under “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than as contained or incorporated by reference in this prospectus, and, if given or made, we and any underwriter, agent, dealer or remarketing firm take no responsibility for such information or representations. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.
When used in this prospectus, the term “Wabtec” refers to Westinghouse Air Brake Technologies Corporation, together with its consolidated subsidiaries; the term “Westinghouse Air Brake Technologies Corporation” refers only to Westinghouse Air Brake Technologies Corporation and not its subsidiaries; the term “Wabtec Netherlands” refers only to Wabtec Transportation Netherlands B.V.; and the terms “we,” “us” and “our” refer collectively to Westinghouse Air Brake Technologies Corporation and Wabtec Netherlands, in each case, unless the context otherwise requires or indicates.
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WHERE YOU CAN FIND MORE INFORMATION
Available Information
Westinghouse Air Brake Technologies Corporation files reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Westinghouse Air Brake Technologies Corporation. The SEC’s Internet address is http://www.sec.gov. In addition, Westinghouse Air Brake Technologies Corporation’s common stock is listed on the New York Stock Exchange, and its reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Wabtec’s Internet address is http://www.wabtec.com. The information on Wabtec’s Internet site is not a part of this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information that is filed with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus and any prospectus supplement. Some information that is filed with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.
We incorporate by reference the following documents that Westinghouse Air Brake Technologies Corporation has filed with the SEC and any filings that Westinghouse Air Brake Technologies Corporation makes with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which any offering of securities under this prospectus is terminated, except as noted in the paragraph below:
SEC Filings (File No. 1-12001)	Period for or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2020
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2021
Current Reports on Form 8-K	January 20, 2021, February 18, 2021 (Item 8.01), February 18, 2021 (Items 5.02 and 5.03 and the exhibits attached thereto) and April 28, 2021
The portions of Westinghouse Air Brake Technologies Corporation’s Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act	April 7, 2021
Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K, including related exhibits under Item 9.01, is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.
Statements contained or incorporated by reference in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the exhibits to the registration statement of which this prospectus is a part.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this
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prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, Attention: Corporate Secretary; telephone number: (412) 825-1000. You also may review a copy of the registration statement and its exhibits through the SEC’s Internet site, http://www.sec.gov.
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SUMMARY
This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus, as further described above under “Where You Can Find More Information.” This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and any applicable prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in any applicable prospectus supplement or in documents incorporated by reference in this prospectus.
Westinghouse Air Brake Technologies Corporation
Wabtec is one of the world’s largest providers of locomotives, value-added, technology-based equipment, systems and services for the global freight rail and passenger transit industries. Wabtec’s highly engineered products, which are intended to enhance safety, improve productivity and reduce maintenance costs for customers, can be found on most locomotives, freight cars, passenger transit cars and buses around the world. Wabtec’s products enhance safety, improve productivity and reduce maintenance costs for customers, and many of Wabtec’s core products and services are essential in the safe and efficient operation of freight rail and passenger transit vehicles. Wabtec is a global company with approximately 27,000 employees and operations in over 50 countries and Wabtec’s products can be found in more than 100 countries throughout the world.
Westinghouse Air Brake Technologies Corporation is a Delaware corporation with its principal executive offices located at 30 Isabella Street, Pittsburgh, Pennsylvania 15212. Its telephone number is +1 (412) 825-1000.
Wabtec Transportation Netherlands B.V.
Wabtec Netherlands is a wholly owned indirect subsidiary of Westinghouse Air Brake Technologies Corporation. Wabtec Netherlands is a holding company and does not have any independent operations. Wabtec Netherlands’s assets consist of its investments in its subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligations to pay amounts due under Wabtec Netherlands’ obligations. As a holding company, the principal sources of funds available to Wabtec Netherlands’ to meet its obligations are dividends, returns of capital and interest income from its subsidiaries. There are no restrictions on the ability of Wabtec Netherlands to obtain funds from its subsidiaries through dividends, loans or advances.
Wabtec Netherlands is a private limited liability company (besloten vennootschap) organized under the laws of the Netherlands with its principal executive offices located at Darwinstraat 10, 6718 XR, Ede, the Netherlands. Its telephone number is +31 (0) 88 600 4500.

SUMMARIZED FINANCIAL INFORMATION
The debt securities described in this prospectus will be issued by Wabtec Netherlands and will be fully and unconditionally guaranteed by Westinghouse Air Brake Technologies Corporation.
The following tables present summarized financial information of Wabtec Netherlands, as the issuer of the debt securities, and Westinghouse Air Brake Technologies Corporation, as the parent guarantor, on a combined basis. The combined summarized financial information eliminates all intercompany balances and transactions among Wabtec Netherlands and Westinghouse Air Brake Technologies Corporation as well as all equity in earnings from and investments in any subsidiary of Westinghouse Air Brake Technologies Corporation, other than Wabtec Netherlands, which we refer to as the Non-Issuer and Non-Guarantor Subsidiaries. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under SEC Regulation S-X for the issuer and parent guarantor.
Summarized Statement of Income	Unaudited Westinghouse Air Brake Technologies Corp. and Wabtec Transportation Netherlands B.V.
In millions	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Net sales	$138.6	$591.6
Gross profit	28.0	132.1
Net income (loss) attributable to Wabtec shareholders	$(84.5)	$(284.4)
Summarized Balance Sheet
	Westinghouse Air Brake Technologies Corp. and Wabtec Transportation Netherlands B.V.
	Unaudited
In millions	March 31, 2021	December 31, 2020
Current assets	$193.2	$407.9
Noncurrent assets	706.8	709.8
Current liabilities	720.8	824.1
Long-term debt	3,911.3	3,779.6
Other non-current liabilities	311.3	314.1
The following is a description of the transactions between the combined Westinghouse Air Brake Technologies Corp. and Wabtec Netherlands, on the one hand, with the subsidiaries of Westinghouse Air Brake Technologies Corporation, other than Wabtec Netherlands, none of which will provide guarantees with respect to the debt securities.
	Unaudited Westinghouse Air Brake Technologies Corp. and Wabtec Transportation Netherlands B.V.
In millions	Three Months Ended March 31, 20201	Year Ended December 31, 2020
Net sales to Non-Issuer and Non-Guarantor Subsidiaries	$17.9	$65.8
Purchases from Non-Issuer and Non-Guarantor Subsidiaries	26.0	102.3
	Westinghouse Air Brake Technologies Corp. and Wabtec Transportation Netherlands B.V.
	Unaudited
In millions	March 31, 2021	December 31, 2020
Amount due to Non-Issuer and Non-Guarantor Subsidiaries	$4,129.2	$3,431.4

RISK FACTORS
Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in Item 1A, Risk Factors, in Westinghouse Air Brake Technologies Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020, and the other risks described in any applicable prospectus supplement or in any of the documents incorporated by reference in this prospectus. The risks and uncertainties that are discussed in any document incorporated by reference in this prospectus are those that we believed as of the date of the document to be risks which may materially affect Wabtec. Additional risks and uncertainties not then known to us or that we then believed to be immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS
You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus and the documents incorporated herein by reference, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.
You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” and similar expressions in connection with any discussion of future operating or financial performance.
We cannot guarantee that any forward-looking statements will be realized, although we believe that Wabtec has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” sections of Westinghouse Air Brake Technologies Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and any of its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others:
Economic and industry conditions
•	prolonged unfavorable economic and industry conditions in the markets served by Wabtec, including North America, South America, Europe, Australia, Asia and Africa;
•	decline in demand for freight cars, locomotives, passenger transit cars, buses and related products and services;
•	reliance on major original equipment manufacturer customers;
•	original equipment manufacturers’ program delays;
•	demand for services in the freight and passenger rail industry;
•	demand for Wabtec’s products and services;
•	orders either being delayed, canceled, not returning to historical levels, or reduced or any combination of the foregoing;
•	consolidations in the rail industry;
•	continued outsourcing by Wabtec’s customers;
•	industry demand for faster and more efficient braking equipment;
•	fluctuations in interest rates and foreign currency exchange rates; or
•	availability of credit;
Operating factors
•	supply disruptions;
•	technical difficulties;
•	changes in operating conditions and costs;
•	increases in raw material costs;
•	successful introduction of new products;
•	performance under material long-term contracts;

•	labor relations;
•
the outcome of Wabtec’s existing or any future legal proceedings, including litigation involving Wabtec’s principal customers and any litigation with respect to environmental matters, asbestos-related matters, pension liabilities, warranties, product liabilities or intellectual property claims;

•	completion and integration of acquisitions, including the acquisition of Faiveley Transport and the GE Transportation Business; or
•	the development and use of new technology;
Competitive factors
•	the actions of competitors; or
•	the outcome of negotiations with partners, suppliers, customers or others;
Political/governmental factors
•	political stability in relevant areas of the world;
•	future regulation/deregulation of Wabtec’s customers and/or the rail industry;
•	levels of governmental funding on transit projects, including for some of Wabtec’s customers;
•	political developments and laws and regulations, including those related to Positive Train Control; or
•	federal and state income tax legislation; and
•	the outcome of negotiations with governments.
COVID-19 factors
•	the severity and duration of the pandemic;
•	deterioration of general economic conditions;
•	shutdown of one or more of our operating facilities;
•	supply chain and sourcing disruptions;
•	ability of our customers to pay timely for goods and services delivered;
•	health of our employees;
•	ability to retain and recruit talented employees; or
•	difficulty in obtaining debt or equity financing.
Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause Wabtec’s actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, repayment, redemption or refinancing of debt, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of acquisitions, working capital, contributions to one or more of our pension plans, satisfaction of other obligations and repurchase of our outstanding debt or equity securities. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to an offering of securities under this prospectus.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that Wabtec Netherlands may offer from time to time under this prospectus. As used in this “Description of Debt Securities,” the term “debt securities” refers to the senior and subordinated debt securities that Wabtec Netherlands may offer from time to time, and the terms “Issuer,” “we,” “us” and “our” refer to Wabtec Netherlands, unless the context otherwise requires or indicates.
The financial terms and other specific terms of the debt securities being offered will be described in a prospectus supplement relating to the issuance of those securities. Those terms may vary from the terms described here. Although the debt securities that we may offer include debt securities denominated in U.S. dollars, we also may choose to offer debt securities in any other currency, including U.S. dollars.
Any debt securities issued by us will be fully and unconditionally guaranteed by Westinghouse Air Brake Technologies Corporation, our indirect parent company.
The debt securities will be governed by a document called an “indenture.” The indenture is a contract between us and a financial institution acting as the trustee. The trustee has two main roles. First, under certain circumstances, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee may act on your behalf, as described under “— Events of Default — Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities that we may offer pursuant to this prospectus. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities, the indenture and any relevant supplemental indenture described in the related prospectus supplement, including definitions used in the indenture and any relevant supplemental indenture. The particular terms of the debt securities that we may offer under this prospectus, the indenture and any relevant supplemental indenture may vary from the terms described below.
General
The debt securities that we may offer under this prospectus will be either senior debt securities or subordinated debt securities. We will issue the debt securities under an indenture among us, Westinghouse Air Brake Technologies Corporation, as parent guarantor, and U.S. Bank National Association, as trustee. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.
The indenture will be governed by New York law. The indenture will provide that we may offer the debt securities from time to time in as many distinct series, with distinct terms, as we may choose. The indenture will also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. All debt securities will be direct, unsecured obligations of ours. Any senior debt securities that we offer under this prospectus will have the same rank as all of our other unsecured and unsubordinated debt. Any subordinated debt securities that we offer under this prospectus will be subordinate in right of payment to our senior indebtedness. The indenture will not limit either the amount of debt that we may issue thereunder or the amount of other unsecured debt or other securities that we or our subsidiaries may issue.
Wabtec Netherlands is an indirect, holding company subsidiary of Westinghouse Air Brake Technologies Corporation. Wabtec Netherlands does not have any independent operations and its only assets consist of its investments in subsidiaries, none of which are providing guarantees of the debt securities. Wabtec Netherlands’ primary source of funds for its debt security obligations will be revenue from investments, cash distributions and interest payments from its subsidiaries. The subsidiaries of Wabtec Netherlands are separate and distinct legal entities and have no obligation whatsoever to pay any amount due on Wabtec Netherlands’ debt securities or to make funds available to Wabtec Netherlands. The ability of subsidiaries of Wabtec Netherlands to pay dividends or make other payments or advances to it will depend upon their operating results and will be subject to applicable law and contractual restrictions. The indenture will not restrict the subsidiaries of Wabtec Netherlands from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to it.
Westinghouse Air Brake Technologies Corporation will fully and unconditionally guarantee the debt securities of Wabtec Netherlands. See “— Debt Guarantee” below. Westinghouse Air Brake Technologies Corporation conducts a substantial portion of its operations through its direct and indirect subsidiaries. The subsidiaries of Westinghouse Air Brake Technologies Corp. are separate and distinct legal entities and, other than Wabtec Netherlands, as the Issuer, have no obligation whatsoever to pay any amounts due on Westinghouse Air Brake Technologies Corporation’s guarantee or to make funds available to Westinghouse Air Brake Technologies Corporation. The ability of subsidiaries of Westinghouse Air Brake Technologies Corporation to pay dividends or make other payments or advances to it will depend upon their operating results and will be subject to applicable law and contractual restrictions. The indenture will not restrict the subsidiaries of Westinghouse Air Brake Technologies Corporation from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to it.
The debt securities issued under the indenture will effectively be subordinated to the Issuer’s obligations that are secured, to the extent of the security, and to all existing and future obligations of Wabtec Netherlands’ subsidiaries, including trade payables. Wabtec Netherlands’ obligations in respect of any debt securities will be fully and unconditionally guaranteed by Westinghouse Air Brake Technologies Corporation. The guarantee of the debt securities issued under the indenture will effectively be subordinated to Westinghouse Air Brake Technologies Corporation’s obligations that are secured, to the extent of the security, and to all existing and future obligations of Westinghouse Air Brake Technologies Corporation’s subsidiaries (other than the Issuer), including trade payables.
Other than the restrictions described below or any restrictions described in an applicable prospectus supplement, the indenture and the debt securities that we may offer under this prospectus will not, contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction.
You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:
•	the title of the debt securities;
•	the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;
•	the total principal amount of the debt securities being offered and any limit upon the aggregate principal amount of the debt securities of any series;
•	the price at which the debt securities will be issued;
•	the date or dates on which the principal of and premium on, if any, debt securities is payable, and the right, if any, to extend the maturity date or dates;
•	the annual rate or rates, if any, at which the debt securities will bear interest, including the method of calculating interest if a floating rate is used;
•
the date or dates from which the interest will accrue, the interest payment dates on which the interest will be payable or the manner of determination of the interest payment dates and the record dates for the determination of holders to whom interest is payable;

•	the place or places where principal, premium, if any, and interest will be payable and the method by which payment may be made;
•	any redemption, repayment or sinking fund provision;
•	the minimum denominations in which the debt securities may be issued;
•	the application, if any, of defeasance and discharge and covenant defeasance provisions to the debt securities and any modification of such provisions;
•	any additional guarantees applicable to the debt securities;

•	any listing of the debt securities on a securities exchange;
•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity of the debt securities;
•
any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, repurchase or repayment;

•
the form of debt securities, including whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	if the amount of payments of principal, premium, if any, or interest on the debt securities may be determined by reference to an index, the manner in which that amount will be determined;
•
the form and terms of the guarantee of the debt securities by Westinghouse Air Brake Technologies Corporation and whether any subordination provisions or other limitations are applicable to any such guarantee;

•	any addition to, elimination of, or changes in the covenants applicable to the debt securities;
•	any addition to, elimination of, or changes in the events of default applicable to the debt securities;
•	the terms of any security to be provided for the debt securities;
•	the terms of subordination of the debt securities, if applicable;
•	the terms of exchange of the debt securities into other securities of any kind, if applicable;
•
any special tax provisions with respect to the debt securities, including provisions for original discount securities, provisions for the payment of additional amounts, and provisions for redemption or repurchase in connection with any changes in tax laws or regulations;

•	any material provisions described in this prospectus that do not apply to the debt securities;
•	any other material terms of the debt securities, including any additions, deletions or other changes to the terms described in this prospectus; and
•	any terms which may be required by or advisable under applicable laws or regulations.
The debt securities will be issued only in registered form, without interest coupons. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a currency other than United States dollars will specify such currency and the denomination of the offered securities.
Debt Guarantee
Westinghouse Air Brake Technologies Corporation will fully and unconditionally guarantee the full and punctual payment of principal of and premium, if any, and interest on the debt securities, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Wabtec Netherlands under the indenture. See “Description of Guarantee.”
If the Issuer’s debt securities are issued as senior debt securities, the guarantee of Westinghouse Air Brake Technologies Corporation will be provided on a senior unsecured basis. The payment obligations of Westinghouse Air Brake Technologies Corporation with respect to a guarantee of subordinated debt securities offered by the Issuer will be effectively subordinate in right of payment to the prior payment in full of all senior indebtedness of Westinghouse Air Brake Technologies Corporation to the same extent and manner that our payment obligations with respect to our subordinated debt securities are subordinate in right of payment to the prior payment in full of all of our senior indebtedness.
Westinghouse Air Brake Technologies Corporation’s primary source of funds for its guarantee obligations will be revenue from its operations and investments, cash distributions and interest payments from its subsidiaries. Westinghouse Air Brake Technologies Corporation’s subsidiaries are not providing guarantees of the Issuer’s debt securities and, as separate and distinct legal entities, have no obligation whatsoever to pay any amount due on the debt securities or to make funds available to us. The ability of subsidiaries of Westinghouse Air Brake Technologies Corporation to pay dividends or make other payments or advances to it will depend upon their operating results and will be subject to applicable law and contractual restrictions. The indenture will not restrict the subsidiaries of Westinghouse Air Brake Technologies Corporation from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to it.
Westinghouse Air Brake Technologies Corporation may, by execution and delivery to the trustee of a supplemental indenture, be released from its guarantee upon the sale or other transfer of no less than a majority of its capital stock or of all or substantially all of its assets to an entity that is not a subsidiary of Westinghouse Air Brake Technologies Corporation and which sale or other transfer is otherwise in compliance with the requirements of the indenture, which release shall be effective without any action on the part of the trustee or any holder of the debt securities.
Original Issue Discount
Any series of debt securities offered under this prospectus may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates.
The federal income tax consequences and, if material, certain Dutch tax consequences and other special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.
Optional Redemption
The prospectus supplement for any debt securities will describe any applicable redemption terms. Unless such applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable at our option.
Covenants
An indenture supplement may contain certain covenants for the benefit only of holders of the debt securities of a particular series governed by the indenture supplement. The covenants summarized below will apply to each series of debt securities issued pursuant to the indenture as long as any of those debt securities are outstanding, unless waived, amended or the applicable prospectus supplement states otherwise.
Payment. We will pay the principal of and premium, if any, and interest on the debt securities in accordance with the terms of such debt securities and the indenture. Unless otherwise provided in the applicable prospectus supplement, we will pay interest on any debt security to the person in whose name that security is registered at the close of business on the regular record date for that interest payment.
Merger and Consolidation.
Westinghouse Air Brake Technologies Corporation will not consolidate with or merge into any other entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its and its Subsidiaries’ assets, taken as a whole, to any person, firm, corporation or other entity, unless:
•
either (i) Westinghouse Air Brake Technologies Corporation is the surviving corporation or (ii) the resulting, surviving or transferee entity is a corporation, partnership or limited liability company organized under the laws of the United States, and any resulting, surviving or transferee entity expressly assumes the Westinghouse Air Brake Technologies Corporation’s obligations under the indenture and its guarantee of any outstanding debt securities issued under the applicable indenture, by a supplemental indenture to which Westinghouse Air Brake Technologies Corporation is a party;
•	there is no default under the applicable indenture immediately after giving effect to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal; and
•
Westinghouse Air Brake Technologies Corporation shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal complies with the applicable indenture.

Upon such a succession described in clause (ii) of the first bullet above and compliance with the second and third bullets above, Westinghouse Air Brake Technologies Corporation will be relieved from any further obligations under the indenture and its guarantee.
We will not consolidate with or merge into any other entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our and our Subsidiaries’ assets, taken as a whole, to any person, firm, corporation or other entity (other than any Subsidiary of Westinghouse Air Brake Technologies Corporation), unless:
•
either (i) we are the surviving entity or (ii) the resulting, surviving or transferee entity is a corporation, partnership or limited liability company organized under the laws of the United States, the Netherlands, or any other member state of the European Union, or, if such person, firm, corporation or other entity is not a corporation, a co-obligor of the outstanding debt securities issued under the applicable indenture is a corporation organized under any such laws, and any resulting, surviving or transferee entity expressly assumes our obligations under the indenture and any outstanding debt securities issued under the applicable indenture, by a supplemental indenture to which we are a party;

•	there is no default under the applicable indenture immediately after giving effect to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal; and
•
we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal complies with the applicable indenture.

Upon such a succession described in clause (ii) of the first bullet above and compliance with the second and third bullets above, we will be relieved from any further obligations under the indenture.
For the avoidance of doubt, nothing in this “— Merger and Consolidation” covenant shall restrict the Issuer from selling, assigning, conveying, or transferring all or substantially all of the Issuer’s and its Subsidiaries’ assets, taken as a whole, to another Subsidiary of Westinghouse Air Brake Technologies Corporation, and such transferee shall not be required to assume the Issuer’s obligations under the indenture and any outstanding debt securities.
Waiver of Certain Covenants. Unless otherwise provided in an applicable prospectus supplement, we may, with respect to the debt securities of any series, omit to comply with any covenant provided in the terms of those debt securities if, before the time for such compliance, holders of at least a majority in principal amount of the outstanding debt securities of that series waive such compliance in that instance or generally.

Events of Default
You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection. Unless described otherwise in an applicable prospectus supplement, the term “Event of Default” means any of the following with respect to an issue of debt securities offered under this prospectus:
•
failure to pay any required interest on an issue of debt securities when it becomes due and payable by the terms of that issue of debt securities, with such default continued for a period of 30 days after such interest becomes due and payable;

•
failure to pay principal, other than a scheduled installment payment, or premium, if any, on an issue of debt securities at maturity, or if applicable, the redemption price, when due and payable upon redemption, or when due and payable upon acceleration or otherwise;

•	failure to pay any sinking fund installment on an issue of debt securities within 30 days of such installment becoming due and payable;
•
failure by us or Westinghouse Air Brake Technologies Corporation, if applicable, to comply with any of the covenants or warranties in the applicable debt securities or indenture (other than a covenant or warranty that we have included in the indenture solely for the benefit of another series of debt securities issued under that indenture) for 60 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series of debt securities affected by that failure have given us a written notice of the failure;

•	certain events of bankruptcy, insolvency or reorganization occur;
•
Westinghouse Air Brake Technologies Corporation’s guarantee applicable to the series of debt securities ceases to be in full force and effect or is declared null and void, or Westinghouse Air Brake Technologies Corporation denies that it has any further liability under its Guarantee (other than by reason of the release of such Guarantee in accordance with the applicable indenture), and such condition shall have continued for a period of 30 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series of debt securities affected by such condition have given us a written notice of such condition; or

•	any other Event of Default described in the applicable prospectus supplement occurs.
Remedies If an Event of Default Occurs. Unless provided otherwise in an applicable prospectus supplement, if an Event of Default has occurred and continues with respect to an issue of debt securities, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all of the debt securities of the affected series to be due and immediately payable. This is called a “declaration of acceleration of maturity.” Under some circumstances, a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of that series.
The trustee under the indenture generally will not be required to take any action under that indenture at the request of any holders unless one or more of the holders has provided to the trustee security or indemnity reasonably satisfactory to it.
The holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that (i) such direction is not in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with that direction and (iii) the trustee has the right to decline to follow the direction if the trustee in good faith determines that the proceeding so directed would expose the trustee to personal liability or that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such direction.
The holders of a majority in principal amount of the outstanding debt securities of the relevant series may, on behalf of the holders of all of the debt securities of that series, waive certain past defaults under the indenture with respect to that series and its consequences. The trustee may refuse to follow those directions in some circumstances.

If an Event of Default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of that series.
Before any holder of any series of debt securities may institute an action for any remedy under the indenture, except payment on such holder’s debt security when past due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities incurred by the trustee for taking such action.
“Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish every year to the trustee under the indenture a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with that indenture and the debt securities offered pursuant to that indenture, or else specifying any default.
An Event of Default regarding one series of debt securities issued under the indenture is not necessarily an Event of Default regarding any other series of debt securities issued under that indenture or otherwise.
Satisfaction and Discharge; Defeasance and Covenant Defeasance
The following discussion of satisfaction and discharge, defeasance and covenant defeasance will be applicable to a series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement. To the extent we provide for alternative provisions regarding satisfaction and discharge, defeasance and covenant defeasance, we will describe the terms of such provisions in the applicable prospectus supplement.
Satisfaction and Discharge. The indenture will be satisfied and discharged with respect to a particular series of debt securities issued under the indenture if:
•	we deliver to the trustee all debt securities of that series then outstanding for cancellation; or
•
all debt securities of that series not delivered to the trustee for cancellation (i) have become due and payable, (ii) are to become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee, and, in any such case, we irrevocably deposit with the trustee (or another agent or entity for such purpose), in trust for such purpose, money or certain government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest on such debt securities to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we have paid all other sums payable under that indenture. In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance and Covenant Defeasance. The indenture will provide, if such provision is made applicable to the debt securities of a series issued under that indenture, that, upon the deposit with the trustee in trust for such purpose, of money or certain government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the case of government obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of (and premium, if any) and interest on such debt securities, on the scheduled due dates:
•	we may elect either:
○
to defease and be discharged from any and all obligations with respect to any debt securities of such series (except for the obligations, among others, to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance and discharge”); or

○
to be released from our obligations with respect to any restrictive covenants applicable to the particular series and the Events of Default described in the third, fourth and seventh bullets under “— Events of Default,” shall not be Events of Default under that indenture with respect to such series (“covenant defeasance”).

In the case of defeasance and discharge, the holders of such debt securities are entitled to receive payments in respect of such debt securities solely from such trust. In the case of covenant defeasance, we and Westinghouse Air Brake Technologies Corporation, as guarantor, will continue to be obligated to make payments when due if the trust funds are not sufficient.
In the case of defeasance and discharge or covenant defeasance, a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and discharge or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance and discharge described above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. We also will deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance and discharge or covenant defeasance, as the case may be, have been complied with.
Modification and Waiver
The indenture will contain provisions permitting us, Westinghouse Air Brake Technologies Corporation and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities of a particular series in regard to certain provisions, including the following:
•	to cure any ambiguity, omission, defect or inconsistency as evidenced in an officer’s certificate;
•
to provide for the assumption of our or Westinghouse Air Brake Technologies Corporation’s respective obligations under the indenture by a successor or transferee upon any permitted merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to provide any security for or guarantees of the securities issued under the indenture or for the addition of an additional obligor on the securities issued under the indenture;
•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;
•	to add covenants that would benefit the holders of debt securities of the applicable series or to surrender any rights we have under the indenture;
•	to add additional events of default with respect to any series of debt securities issued under that indenture;
•
to add to, change or eliminate any of the provisions of the indenture, provided that any such change or elimination is not effective with respect to any outstanding debt securities of any series created prior to the execution of the applicable supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish the form and terms and conditions of a new series of debt securities to be issued under the indenture;
•
to facilitate the defeasance and discharge of the debt securities of any series otherwise in accordance with the existing terms of the indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of any series in any material respect;

•
to issue additional debt securities of any series of debt securities issued under the indenture, provided that such additional debt securities have the same terms as, and are deemed part of the same series as, the applicable series to the extent required under the indenture; and provided further that if the additional debt securities are not fungible with such existing series of debt securities for United States federal income tax purposes, the additional debt securities will have a separate CUSIP, ISIN or Common Code;

•
to evidence and provide for the acceptance of and appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee;

•
in the case of subordinated debt securities, to make any changes that would limit or terminate the benefits available to any holder of senior Debt (if each such holder of senior Debt consents to such change);

•	to make any change that does not adversely affect the interests of the holders of any outstanding debt securities in any material respect; and
•
to add guarantees with respect to any series of debt securities issued under that indenture or confirm and evidence the release, termination or discharge of any guarantee with respect to any series of debt securities issued under that indenture to the extent that such release, termination or discharge is permitted under the terms of the indenture and any applicable supplemental indenture.

We, Westinghouse Air Brake Technologies Corporation and the trustee under the indenture may otherwise modify that indenture or any supplemental indenture relating to the indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each debt security affected thereby:
•	reduce the percentage of principal amount of the debt securities of that series, the consent of whose holders is required for any amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest (including default interest, if applicable) on debt securities of that series;
•
reduce the principal of the debt securities of that series or premium, if any, on the debt securities of that series, or change the stated maturity of the debt securities of that series, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•
reduce any premium payable on the redemption of the debt securities of that series or change the time at which the debt securities of that series may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the debt securities of that series;

•
in the case of any subordinated debt securities, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder of debt securities under such provisions in any material respect;

•	make payments on the debt securities of that series payable in currency other than as originally stated in such debt securities;
•	impair the holders’ right to institute suit for the enforcement of any payment on the debt securities of that series;
•
release Westinghouse Air Brake Technologies Corporation from its obligation in respect of the guarantee of any series of debt securities or modify Westinghouse Air Brake Technologies Corporation’s obligations thereunder other than in accordance with the provisions of the indenture; or

•	waive a continuing default or event of default regarding any payment on the debt securities of that series.

With respect to any vote of holders of a series of debt securities, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.
“Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or debt securities or request a waiver.
Subordination
Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto.
Payment and Paying Agents
Unless we inform you otherwise in the applicable prospectus supplement:
•
payments on a series of debt securities will be made in the designated currency by check mailed to the holder’s registered address or, with respect to global securities, by wire transfer or otherwise in accordance with any applicable Depository’s procedures;

•	we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment; and
•
the trustee under the applicable indenture will be designated as our paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, any money deposited with the trustee or any paying agent for the payment of principal of or premium, if any, or interest on any debt security that remains unclaimed for two years after that amount has become due and payable will be paid to us at our request. After this occurs, the holder of that debt security must look only to us for payment of that amount, unless an applicable abandoned property law designates another person, and not to the trustee or paying agent. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Delivery and Settlement
The applicable prospectus supplement will provide details regarding the book-entry delivery and settlement mechanism applicable to any series of notes as well as any specific arrangement with the depositary.
Global Notes
We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of the Depository Trust Company, or DTC, Euroclear Bank SA/NV, or Euroclear, Clearstream Banking, S.A., or Clearstream, or a common depositary for Euroclear and Clearstream, or the Common Depositary, or other permitted depository.
A global note deposited with DTC will be registered in the name of Cede & Co., as nominee of DTC. If a global note is to be deposited with Euroclear, Clearstream or a Common Depositary, the applicable prospectus supplement will provide additional details regarding book-entry delivery and settlement.
DTC, Clearstream and Euroclear
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the

Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.
DTC has advised us that:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•
DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•
Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.
We expect that under procedures established by DTC:
•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•
ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or a global note.
Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.
Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearance and Settlement Procedures
Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Certificated Notes
Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that the Depository for the global note identifies as the beneficial owner of the debt securities represented by such global note upon surrender by such Depository if:
•
the Depository notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act or otherwise authorized or permitted under any other applicable U.S. or foreign statute or regulation, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that Depository is no longer so registered;

•	an event of default has occurred and is continuing, and the Depository requests the issuance of certificated notes; or
•	we determine not to have the debt securities of such series represented by a global note and deliver an Officer’s Certificate to such effect to the Trustee.

Neither we nor the trustee will be liable for any delay by a Depository, its custodian or nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from a Depository or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

DESCRIPTION OF GUARANTEE
Debt Guarantee
The following description of Westinghouse Air Brake Technologies Corporation’s guarantee of Wabtec Transportation Netherlands B.V.’s debt securities is a summary of the general terms and provisions of the guarantee. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the applicable indenture and its associated documents. The specific terms and provisions of any guarantee will be described in the applicable prospectus supplement related to the guaranteed debt securities. If so described in a prospectus supplement, the terms and provisions of the guarantee may differ from the general description of terms and provisions presented below.
Westinghouse Air Brake Technologies Corporation will fully and unconditionally guarantee to each holder of debt securities of Wabtec Netherlands with respect to the due and punctual payment of the principal of, and premium (if any) and interest on, the debt securities of Wabtec Netherlands. The guarantee applies whether the payment is due at the maturity date of the debt securities, on an interest payment date or as a result of acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee under the indenture. In case of the failure of Wabtec Netherlands to punctually pay any principal, premium or interest on any guaranteed debt security, Westinghouse Air Brake Technologies Corporation will cause any such payment to be made as it becomes due and payable, whether at the maturity date of the debt securities, on an interest payment date or as a result of acceleration, redemption, repayment or otherwise, and as if such payment were made by Wabtec Netherlands.
The obligations of Westinghouse Air Brake Technologies Corporation under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of Westinghouse Air Brake Technologies Corporation.
If a series of Wabtec Netherlands’ debt securities is so guaranteed, Westinghouse Air Brake Technologies Corporation will execute a supplemental indenture, notation of guarantee or other appropriate documentation, as further evidence of the guarantee.

PLAN OF DISTRIBUTION
We may offer the offered securities in one or more of the following ways, or any other way set forth in an applicable prospectus supplement from time to time:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents;
•	to investors directly in privately negotiated sales or in competitively bid transactions; or
•	to holders of other securities in connection with acquisitions.
The prospectus supplement for each series of securities we sell will describe the offering, including:
•	the name or names of any underwriters;
•	the purchase price and the proceeds to us from that sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any commissions paid to agents;
•	the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Underwriters
If underwriters are used in a sale, we will execute an underwriting agreement with them regarding those securities. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters must purchase all of these securities if any are purchased.
The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement will state that this is the case and will describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment transactions, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:
•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.
•
Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker/dealer are repurchased in a covering transaction to cover short positions.

These over-allotment transactions, stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.
Agents
We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.
Direct Sales
We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.
Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers or agents may be required to make.
No Assurance of Liquidity
The securities we offer may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

LEGAL MATTERS
Unless indicated otherwise in an applicable prospectus supplement, the validity of the issuance of the offered securities will be passed upon for us by Jones Day, New York, New York, with respect to New York and United States federal law, and Jones Day, Amsterdam, the Netherlands, with respect to Dutch law.
EXPERTS
The consolidated financial statements of Westinghouse Air Brake Technologies Corporation appearing in Westinghouse Air Brake Technologies Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Westinghouse Air Brake Technologies Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:
SEC registration fee	$*
Legal fees and expenses	**
Accounting fees and expenses	**
Trustee’s fees and expenses	**
Printing and engraving fees	**
Miscellaneous	**
Total	$ *
*	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee required in connection with this registration statement.
**
The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Westinghouse Air Brake Technologies Corporation
1.  Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a former or present director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:
(1)	by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or
(2)	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or
(3)	if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion; or
(4)	by the stockholders.
Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.
2.  Section 102(b)(7) of the DGCL. Section 102(b)(7) of the DGCL provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or approval of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective (in the case of Wabtec, October 19, 1989). As noted in paragraph 3 below, Wabtec’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), includes a provision contemplated by Section 102(b)(7) of the DGCL.
3.  Restated Certificate of Incorporation Provision on Liability of Directors. The Restated Certificate of Incorporation provides that no Wabtec director shall be personally liable to Wabtec or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Wabtec or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transactions from which a director derived an improper personal benefit.
4.  Indemnification By-Law. Section 1 of Article VIII of Wabtec’s Amended and Restated By-Laws (the “By-Laws”) provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Wabtec) by reason of the fact that he is or was a director or officer of Wabtec, or is or was a director or officer of the Wabtec enterprise, against expenses (including attorneys’ fees), payments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by payment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 2 of Article VIII of the By-Laws provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Wabtec to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Wabtec, or is or was a director or officer of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Wabtec unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3 of Article VIII of the By-Laws provides that any indemnification under Article VIII (unless ordered by a court) shall be made by Wabtec only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VIII, as the case may be. Such determination shall be made (i) by a majority of the vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of Wabtec has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
Section 8 of Article VIII of the By-Laws provides that Wabtec may purchase or maintain insurance on behalf of any person who is or was a director or officer of Wabtec, or is or was a director of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Wabtec would have the right or obligation to indemnify him against such liability.
5.  Director and Officer Liability Insurance. Wabtec maintains director and officer liability insurance covering its directors and officers with respect to certain liabilities which they may incur in connection with their serving as such.
Wabtec Transportation Netherlands B.V.
Under Dutch law, members of the management board may be liable to Wabtec Transportation Netherlands B.V. and to third parties for damages in the event of improper or negligent performance of their duties. In certain circumstances they may be liable for damages to Wabtec Transportation Netherlands B.V. and to third parties for infringement of the deed of incorporation or of certain provisions of the Dutch Civil Code. Also, in certain circumstances, they may incur additional specific civil and criminal liabilities.
Wabtec maintains standard policies of insurance under which coverage is provided (a) to directors and officers of its subsidiaries against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Wabtec with respect to payments which may be made by Wabtec to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law. Such policies are subject to certain exclusions under applicable law.

Item 16.	Exhibits.
The following Exhibits are filed as part of this Registration Statement:
	Exhibit Number	Description
*	1.1	Form of Underwriting Agreement
+	4.1	Form of Indenture
+	4.2	Form of Debt Security (included as part of Exhibit 4.1)
+	4.3	Form of Notation of Guarantee (included as part of Exhibit 4.1)
+	5.1	Opinion of Jones Day, New York, New York
+	5.2	Opinion of Jones Day, Amsterdam, the Netherlands
+	23.1	Consent of Ernst & Young LLP
+	23.2	Consent of Jones Day, New York, New York (included as part of Exhibit 5.1)
+	23.3	Consent of Jones Day, Amsterdam, the Netherlands (included as part of Exhibit 5.2)
+	24.1	Powers of Attorney (included on signature pages)
+	25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as trustee under the Indenture
*	To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
+	Filed herewith.
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the Issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ede, Netherlands on May 19, 2021.
WABTEC TRANSPORTATION NETHERLANDS B.V.

By:	/s/ Richard James Frischolz
Name:	Richard James Frischolz
Title:	Director
POWER OF ATTORNEY
Each of the undersigned directors and officers of Wabtec Transportation Netherlands B.V. a private limited liability company (besloten vennootschap) organized under the laws of the Netherlands, do hereby constitute and appoint Patrick D. Dugan, David L. DeNinno and Robert G. Lovett, Jr., or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE

/s/ Richard James Frischolz	Director (Co-Principal Executive Officer, Co- Financial Officer, Co-Principal Accounting Officer)	May 19, 2021
Richard James Frischolz

/s/ Johan-Alexander van den Bosch	Director (Co-Principal Executive Officer, Co- Financial Officer, Co-Principal Accounting Officer)	May 19, 2021
Johan-Alexander van den Bosch

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement, on May 19, 2021.
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
Name:	David L. DeNinno, Esq.
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on May 19, 2021.
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Chief Financial Officer
POWER OF ATTORNEY
Each of the undersigned directors and officers of Westinghouse Air Brake Technologies Corporation, a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan, David L. DeNinno and Robert G. Lovett, Jr., or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE

/s/ Rafael Santana	President and Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2021
Rafael Santana

/s/ Patrick D. Dugan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 19, 2021
Patrick D. Dugan

/s/ John A. Mastalerz	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)	May 19, 2021
John A. Mastalerz

/s/ Albert J. Neupaver	Chairman of the Board	May 19, 2021
Albert J. Neupaver

/s/ Lee Banks	Director	May 19, 2021
Lee Banks

/s/ Lee B. Foster II	Director	May 19 , 2021
Lee B. Foster II

SIGNATURE	TITLE	DATE

/s/ Linda S. Harty	Director	May 19, 2021
Linda S. Harty

/s/ Brian P. Hehir	Director	May 19, 2021
Brian P. Hehir

Director
Michael W.D. Howell

/s/ William Kassling	Director	May 19, 2021
William Kassling

/s/ Ann R. Klee	Director	May 19, 2021
Ann R. Klee